    As filed with the Securities and Exchange Commission on October 3, 2001
                                                  Registration No. 333 -
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               ------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            -------------------------

                           INTERNET LAW LIBRARY, INC.
             (Exact Name of Registrant as Specified in its Charter)


                DELAWARE                               82-0277987
     (State or Other Jurisdiction of                (I.R.S. Employer
      Incorporation or Organization)              Identification Number)


           4301 WINDFERN ROAD,                            77041
               SUITE 200                                (Zip Code)
            HOUSTON, TEXAS
       (Address of Principal
         Executive Offices)


                 COMPENSATION AGREEMENT WITH JAMES W. CHRISTIAN

                         -------------------------------

                               K. CHARLES PETERSON
                                 GENERAL COUNSEL
                          4301 WINDFERN ROAD, SUITE 200
                              HOUSTON, TEXAS 77041
                     (Name and Address of Agent for Service)

                                 (281) 600-6000
          (Telephone Number, Including Area Code, of Agent for Service)

                         -------------------------------

                                   Copies to:
                              STEPHEN L. SAPP, ESQ.
                            LOCKE LIDDELL & SAPP LLP
                          2200 ROSS AVENUE, SUITE 2200
                               DALLAS, TEXAS 75201
                                 (214) 740-8000

                                                CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                      Proposed
                                                       Maximum           Proposed Maximum        Amount of
Title of Securities to be        Amount to be       Offering Price      Aggregate Offering      Registration
Registered                        Registered        Per Share (1)(2)         Price (2)               Fee
------------------------------------------------------------------------------------------------------------------
Shares of Common Stock,
par value $0.001 per share         1,000,000             $.17                $170,000               $43
==================================================================================================================

(1) Estimated pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933 on the basis of the average of the high and low prices per share of common stock as quoted on the over-the-counter bulletin board on October 1, 2001.

(2)   Estimated solely for the purpose of determining the registration fee.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

      Pursuant to the Note to Part I of Form S-8, the documents containing the information required by Part I are not required to be and are not being filed with the Securities and Exchange Commission. These documents will be sent or given to James W. Christian, the sole participant, as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended. These documents and the documents incorporated by reference in this Registration Statement pursuant to
Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

      Incorporated by reference in this Registration Statement are the following documents filed with the Securities and Exchange Commission:

(a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2000 as filed on April 17, 2001;
(b)   The Registrant's Current Report on Form 8-K as filed on February 23, 2001;
(c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 as filed on May 15, 2001;
(d) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 as filed August 14, 2001; and
(e) Description of our Common Stock as described in the section "Description of Capital Stock" contained in the Form S-1 as filed on December 22, 2000 (File No. 333-52564).

      All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

      Not applicable.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL

      Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      (a) Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

      Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against such expenses actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper.

      Further, Section 145(c) of the DGCL provides that, to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

      Section 145(f) of the DGCL provides that the statutory provisions on indemnification are not exclusive of indemnification provided pursuant to, among other things, the bylaws or indemnification agreements. Article XIV of our Certificate of Incorporation provides for the indemnification of our officers and directors to substantially the same extent permitted by the DGCL.

      Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, but excludes specifically liability for any (i) breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) transactions from which the director derived an improper personal benefit. The provision does not limit equitable remedies, such as an injunction or rescission for breach of a director's fiduciary duty of care.

      The Registrant's Certificate of Incorporation contains a provision eliminating the personal liability of a director from breaches of fiduciary duty, subject to the exceptions described above.

      (b) The Registrant has entered into Indemnity Agreements with certain of its directors and officers that establish contract rights to indemnification substantially similar to the rights to indemnification provided for in its Certificate of Incorporation.

ITEM 8. EXHIBITS.

4.1 Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to the Annex A of the Registrant's Definitive Proxy Statement on Schedule 14A filed on January 31, 2000)

4.2 Bylaws of the Registrant, as amended (incorporated by reference to Exhibit 3.2 to the Registrant's Form 10-K filed on October 13, 1999)

4.3 Certificate of Designation for the Registrant's 5% Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.3 to the Registrant's Form 10-KA filed on May 24, 2000)

*4.4 Compensation Agreement with James W. Christian effective as of October 4, 2001

*5     Opinion of Locke Liddell & Sapp LLP

*23.1  Consent of Locke Liddell & Sapp LLP (contained in the opinion filed as
       Exhibit 5 hereto)

*23.2  Consent of Harper & Pearson Company

*24    Power of Attorney (included on signature page)

----------------
* Filed herewith.


ITEM 9. UNDERTAKINGS.

      (a) The undersigned registrant hereby undertakes as follows:

      1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

      Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

      3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

      5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 3, 2001.


                                       INTERNET LAW LIBRARY, INC.


                                       By: /s/ HUNTER M.A. CARR
                                           ----------------------------------
                                           Hunter M. A. Carr
                                           Chairman of the Board, President and
                                           Chief Executive Officer


                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Hunter M. A. Carr and Joanna Hoover and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

          SIGNATURE                                   TITLE                                                     DATE
          ---------                                   -----                                                     ----

    /s/ HUNTER M.A. CARR             Chairman of the Board of Directors, President and Chief
    --------------------             Executive Officer (Principal Executive Officer)                     October 3, 2001
      Hunter M.A. Carr


    /s/ KELLEY V. KIRKER             Director, Chief Operating Officer of Internet
    --------------------             Law Library                                                         October 3, 2001
      Kelley V. Kirker


    /s/ DONALD W. SAPAUGH            Director                                                            October 3, 2001
    ---------------------
       Donald W. Sapaugh


   /s/ GEORGE A. ROBERTS             Director                                                            October 3, 2001
   ---------------------
      George A. Roberts


    /s/ W. PAUL THAYER               Director                                                            October 3, 2001
    ------------------
       W. Paul Thayer


   /s/ DAVID P. HARRIMAN             Director, President of National Law Library                         October 3, 2001
   ---------------------
     David P. Harriman


   /s/ W. ALLYN HOAGLUND             Director                                                            October 3, 2001
   ---------------------
      W. Allyn Hoaglund


     /s/ JOANNA HOOVER               Chief Financial Officer (Principal Financial
     -----------------               and Accounting Officer)                                             October 3, 2001
        Joanna Hoover


                                  EXHIBIT INDEX

EXHIBIT
NUMBER            DESCRIPTION
-------          -------------

4.1 Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to the Annex A of the Registrant's Definitive Proxy Statement on Schedule 14A filed on January 31, 2000)

4.2   Bylaws of the Registrant, as amended (incorporated by reference to Exhibit
      3.2 to the Registrant's Form 10-K filed on October 13, 1999)

4.3 Certificate of Designation for the Registrant's 5% Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.3 to the Registrant's Form 10-KA filed on May 24, 2000)

*4.4 Compensation Agreement with James W. Christian effective as of October 4, 2001

*5 Opinion of Locke Liddell & Sapp LLP *23.1 Consent of Locke Liddell & Sapp LLP (contained in the opinion filed as Exhibit 5 hereto)

*23.2 Consent of Harper & Pearson Company

*24   Power of Attorney (included on signature page)


----------------
* Filed herewith.